The Hartford Mutual Funds, Inc.

POWER OF ATTORNEY

June 21, 2017

Hilary E. Ackermann	Duane E. Hill
Robin C. Beery	William P. Johnston
Lynn S. Birdsong	Phillip O. Peterson
James E. Davey	Lemma W. Senbet
Christine R. Detrick	David Sung

Do hereby constitute and appoint as their attorneys-in-fact Walter F. Garger, Michael J. Flook and Thomas R. Phillips to sign on their behalf the Registration Statement on Form N-14 relating to the proposed reorganization of The Hartford Unconstrained Bond Fund, a series of The Hartford Mutual Funds, Inc., a Maryland corporation (the “Acquired Fund”), with and into The Hartford Strategic Income Fund, a series of The Hartford Mutual Funds, Inc., a Maryland corporation (the “Acquiring Fund”), and any amendments to the Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto, and to file the same documents with the U.S. Securities and Exchange Commission relating to The Hartford Mutual Funds, Inc.

Acquired Fund	Acquiring Fund

The Hartford Unconstrained Bond Fund	The Hartford Strategic Income Fund

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date first written above.

/s/ Hilary E. Ackermann	/s/ Duane E. Hill
Hilary E. Ackermann	Duane E. Hill

/s/ Robin C. Beery	/s/ William P. Johnston
Robin C. Beery	William P. Johnston

/s/ Lynn S. Birdsong	/s/ Lemma W. Senbet
Lynn S. Birdsong	Lemma W. Senbet

/s/ James E. Davey	/s/ David Sung
James E. Davey	David Sung

/s/ Christine R. Detrick	/s/ Phillip O. Peterson
Christine R. Detrick	Phillip O. Peterson